EXHIBIT 99.1

Cordia Bancorp to Initiate Stock Repurchase Program

MIDLOTHIAN, Va., May 20, 2015 (GLOBE NEWSWIRE) -- Cordia Bancorp Inc. ("Cordia") (Nasdaq:BVA), the parent company of Bank of Virginia, announced today that it has authorized a stock repurchase program to acquire up to $500,000 of the Company's outstanding common stock. Repurchases will be conducted through open market purchases or through privately negotiated transactions. Repurchases will be made from time to time depending on market conditions and other factors.

"The Company has not been an active purchaser of its own shares. However, we feel that current market conditions present us with a good opportunity to use our capital for this purpose," stated Jack Zoeller, the President and Chief Executive Officer of Cordia. "Based on our current stock price, we believe that the stock repurchase program is in the best interests of Cordia and its stockholders."

About Cordia Bancorp and Bank of Virginia

Cordia Bancorp Inc. is a public bank holding company founded in 2009 seeking to invest in undervalued community banks and pursue organic and strategic growth in the Mid-Atlantic banking market. Substantially all of the assets of Cordia consist of its investment in Bank of Virginia. Bank of Virginia provides retail banking services to individuals and commercial customers through six full-service banking locations in the greater Richmond market, including Chesterfield and Henrico Counties and Colonial Heights, Virginia. CordiaGrad is an affiliate providing student loan refinancing with offices in Midlothian, VA and Washington, DC.

For more information about Cordia Bancorp, Bank of Virginia and CordiaGrad, visit our websites: www.cordiabancorp.com, www.bankofva.com and www.cordiagrad.com.

Cautionary Notice Regarding Forward-Looking Statements

The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT: Mark A. Severson
         Executive Vice President & Chief Financial Officer
         (804) 763-1322